Exhibit 10.8

First Amended and Restated
ICO, Inc.
1998 Stock Option Plan

ARTICLE 1

Objectives

ICO, Inc. ("ICO" or the "Company") established the Plan effective January 12, 1998 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company’s objectives and to encourage ownership of the Company’s common stock by employees.

ARTICLE 2

Definitions

2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

A.    "Code" means the Internal Revenue Code of 1986, as amended.

B.  The "Company" means ICO and any subsidiary of ICO as the term "subsidiary" is defined in Section 424(f) of the Code.

C.  "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

D.  "Date of Grant" means the date on which the Committee makes an award of an Option.

E.  "Eligible Employee" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

F.  "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on a specified date or, if no last sale price is reported, the average of the closing bid and asked prices for a Share on the last trading day prior to any specified date. If no sale has been made on such prior trading day, then prices on the last preceding day on which any such sale shall have been made shall be used in determining Fair Market Value prescribed in the previous sentence.

G.  "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

H.  "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

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I.  "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

J.  "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

K.  "Permanent and Total Disability" means any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

L.  "Plan" means the ICO, Inc. 1998 Stock Option Plan as amended and restated on December 18, 2001, and as it may be amended from time to time thereafter.

M.  "Share" means one share of the common stock, no par value, of the Company.

ARTICLE 3

Administration

3.1  The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors. The Committee shall be comprised solely of two (2) or more outside directors (within the meaning of the term "outside directors" as used in Section 162(m) of the Code and applicable interpretive authority thereunder ("Section 162(m)") and within the meaning of "Nonemployee Director" as defined in Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). Actions shall be taken by a majority of the Committee.

3.2  Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

A.    determine which Eligible Employees shall be granted Options;

B.    determine the number of Shares which may be subject to each Option;

C.    determine the Option Price;

D.    determine the term of each Option;

E.    determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

F.    interpret the provisions of the Plan and decide all questions of fact arising in its application; and

G.    prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

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3.3  Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

3.4  No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

ARTICLE 4

Shares Subject to Plan

4.1   The Shares that may be made subject to Options granted under the Plan shall not exceed 1,200,000 Shares in the aggregate. Except as provided in Section 4.2 and to the extent permitted under Rule 16b-3, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article 12 hereof with respect to Shares subject to Options then outstanding. Exercise of an Option in any manner, shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired to the exercise of a Nonqualified Stock Option.

4.2   The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of the Company is 60,000 (subject to adjustment in the same manner as provided in Article 12 hereof with respect to Shares subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m), including, without limitation, counting against such maximum number of Shares, to the extent required under Section 162(m), any Shares subject to Options that are canceled or repriced.

ARTICLE 5

Granting of Options

  Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to January 12, 2008, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

ARTICLE 6

Terms of Options

6.1  Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant. The Committee in its sole discretion may establish different exercise schedules and impose other conditions upon exercise and vesting for any particular Option or groups of Options on the Date of Grant.

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6.2  Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee’s duties or position.

6.3  In the event that the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 40 days prior to the anticipated effective date of the proposed transaction, and his or her Option shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option, including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Optionee need not make payment for the Shares to be purchased upon exercise of such Option until five days after written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

ARTICLE 7

Exercise of Options

    Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased. Notwithstanding any provision in this Plan or in any Option, no Option shall be exercisable prior to the date the Plan is approved by the shareholders of the Company.

ARTICLE 8

Payment of Option Price

8.1  Payment of the Option price may be made in cash, by the tender of Shares, or both, or in such other form as may be determined by the Committee. Shares tendered shall be valued at their Fair Market Value on the Date of Exercise.

8.2   Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

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ARTICLE 9
Incentive Stock Options and Nonqualified Stock Options

9.1  The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

9.2  Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

A.  At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

(i)    the Option Price must equal at least 110% of the Fair Market value on the Date of Grant, and

(ii)    the term of the Option shall not be greater than five years from Date of Grant.

B.  The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

9.3  If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

ARTICLE 10

Transferability of Option

During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution. In addition, the Committee may allow for the transferability of any Nonqualified Stock Options granted pursuant to this Plan.

ARTICLE 11

Termination of Options

11.1  An Option may be terminated as follows:

A.  During the period of continuous employment with the Company, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

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B.  Upon termination of employment for any reason, the then exercisable portion of any Option will terminate upon the earlier of (i) the first business day following expiration of the three month period after the date of termination, or (ii) the option expiration date set forth in the Option Agreement. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

C.  If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed or within three months after termination of employment, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution until the earlier of (i) the date which in one year after the date of such death or occurrence of Permanent and Total Disability, or (ii) the option expiration date set forth in the Option Agreement.

11.2  The Committee may at any time prior to three months after the date of termination of employment provide that particular options not be affected by such termination and continue in force whether or not exercisable at the date of such termination of employment until the option expiration date set forth in the Option Agreement or any date prior thereto.

11.3  Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option that could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

ARTICLE 12

Adjustments to Shares and Option Price

12.1  In the event of changes in the outstanding common stock of the Company as a result of stock dividends, splitups, recapitalizations, combinations of Shares, exchanges of Shares or such other transaction, the number and class of Shares and price per share for each outstanding Option shall be correspondingly adjusted by the Committee.

12.2  The Committee shall make appropriate adjustments in the Option price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

12.3  In the event of the dissolution or liquidation of the company or any merger, consolidation, exchange or other transaction in which the company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than 20 days written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice. The Committee, in its sole discretion, may provide that Options in such circumstances may be exercised to an extent greater than the number of shares for which they were exercisable at the time of such a notice.

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ARTICLE 13

Option Agreements

13.1  All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

13.2  Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee’s own behalf and on behalf of the optionee’s heirs, assigns and legal representatives, by all terms and conditions of this Plan.

ARTICLE 14

Amendment or Discontinuance of Plan

14.1  The Board of Directors may at any time amend, suspend, or discontinue the Plan; provided, however, that except as otherwise permitted by Rule 16b-3, Section 162(m) or Section 422 of the Code, no amendments by the Board of Directors shall, without further approval of the shareholders of the Company:

A.  change the class of Eligible employees;

B.  except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or

C.  cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m), or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Internal Revenue Code.

14.2  No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

ARTICLE 15

Effective Date

    The Plan became effective on January 12, 1998, having been adopted by the Board of Directors on that date and approved by the shareholders of the Company within twelve (12) months thereafter.The Plan was amended and restated by the Board of Directors on December 18, 2001 and approved by the shareholders of the Company on March 15, 2002.

ARTICLE 16

Miscellaneous

16.1  Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.
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16.2  Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option, but in no event shall the Company be obligated to issue certificates more often than once each quarter in each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

16.3  This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date.

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